Exhibit 99.1

News

Rudolph Technologies, Inc. Prices Offering of

$50 Million of 3.75% Convertible Senior Notes Due 2016

Flanders, New Jersey (July 20, 2011)— Rudolph Technologies, Inc. (NASDAQ: RTEC) (the “Company”) today announced the pricing of its offering of $50 million aggregate principal amount of 3.75% convertible senior notes due 2016. The notes will be sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The sale is expected to close on July 25, 2011, subject to customary closing conditions. The Company also granted the initial purchaser of the notes an option to purchase up to an additional $10 million aggregate principal amount of the notes.

The notes will pay interest semi-annually on January 15 and July 15 at an annual rate of 3.75%, and will mature on July 15, 2016, unless earlier converted or repurchased. The notes will be convertible, subject to certain conditions. Upon conversion, the Company will pay cash up to the aggregate principal amount of the notes to be converted and deliver shares of its common stock in respect of the remainder, if any, of the conversion obligation in excess of the aggregate principal amount of the notes being converted. The initial conversion rate for the notes will be 77.2410 shares of the Company’s common stock (subject to adjustment in certain circumstances) per $1,000 principal amount of the notes, which is equal to an initial conversion price of approximately $12.95 per share, representing a conversion premium of approximately 35% above the closing price of the Company’s common stock of $9.59 per share on July 19, 2011.

In connection with the offering of the notes, the Company has entered into a convertible note hedge and a warrant transaction with an affiliate of the initial purchaser (the “option counterparty”). The convertible note hedge transaction is intended to reduce potential dilution to the Company’s common stock upon conversion of the notes. However, the warrant transaction will have a dilutive effect on the Company’s earnings per share to the extent that the price of its common stock exceeds the strike price of the warrant. The strike price of the warrant transaction will initially be approximately $17.00 per share, which is approximately 177% of the closing sale price of the Company’s common stock on July 19, 2011.

In connection with the convertible note hedge and warrant transactions, the option counterparty has advised the Company that it (or an affiliate thereof) expects to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing, or reducing the size of any decrease in, the price of the Company’s common stock concurrently with or after the pricing of the notes. The option counterparty (or an affiliate thereof) may modify its hedge positions from time to time (and is likely to do so during any cash settlement averaging period related to a conversion of notes) by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or by purchasing or selling the Company’s common stock prior to the maturity of the notes, which could adversely affect the value of the Company’s common stock.

The Company estimates that the net proceeds from this offering will be approximately $41.9 million after deducting the initial purchaser’s discount and estimated offering expenses (or approximately $51.6 if the initial purchaser exercises its option in full to purchase additional notes) and the cost of the initial convertible note hedge (taking into account the proceeds received by the Company from the sale of the warrant transaction) of approximately $6.3 million. If the initial purchaser exercises its option to purchase additional notes, the Company may use additional net proceeds from this offering to enter into additional convertible note hedge and warrant transactions. The Company intends to use the balance of the net proceeds for general corporate purposes, which may include financing potential acquisitions and strategic transactions, growth initiatives and working capital.

The notes, and any shares of the Company’s common stock issuable upon conversion of the notes, have not been and will not be registered under the Securities Act, or any state securities law, and may not be offered or sold in the United States or to, or for the account or benefit of, any U.S. persons absent registration under the Securities Act, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes, nor shall there be any offer, solicitation or sale of any securities, including the notes or any shares of the Company’s common stock issuable upon conversion of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Rudolph Technologies, Inc. is a worldwide leader in the design, development, manufacture and support of defect inspection, process control metrology, and data analysis systems and software used by semiconductor device manufacturers worldwide. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down the costs and time to market of their products. The company’s yield management solutions are used in both the wafer processing and final manufacturing of ICs, as well as in emerging markets such as LED and Solar. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the company’s web site at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which include, among other things, those concerning whether or not the Company will consummate the proposed offering, and the anticipated use of the proceeds of the proposed offering. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Act. Forward-looking statements may be identified by the words such as, but not limited to, “intend,” “expect,” “estimate,” “anticipate,” “believe,” “plan,” “should,” “may,” “could,” “will,” “continue,” and words or phrases of similar meaning. As the forward-looking statements are based on the Company’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. All forward-looking statements included in this press release are based on management’s assessment of information available to the Company on the date hereof or thereof and are subject to certain risks, uncertainties and assumptions. The forward-looking statements reflect the Company’s position as of the date they were made and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Actual results may differ materially from those projected in such forward-looking statements for a number of reasons including, but not limited to, the following: prevailing market conditions, the Company’s ability to weather difficult economic environments, variations in the level of orders which can be affected by general economic conditions and growth rates in the semiconductor manufacturing industry and in the markets served by its customers, the strength/weakness of the back-end and/or front-end semiconductor market segments, the Company’s ability to leverage its resources to improve its position in its core markets, the Company’s ability to open new market opportunities and target high-margin markets, the international economic and political climates, difficulties or delays in product functionality or performance, the delivery performance of sole source vendors, the timing of future product releases, failure to respond adequately to either changes in technology or customer preferences, changes in pricing by the Company or its competitors, ability to manage growth, risk of nonpayment of accounts receivable, changes in budgeted costs and other business, economic, competitive, governmental, regulatory, political or technological factors affecting the Company’s operations, pricing or services. Additional information and considerations regarding the risks faced by the Company are available in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

Contacts:

Company:	Investor Relations:
Steven R. Roth	Laura Guerrant-Oiye
Chief Financial Officer	Principal, Guerrant Associates
973.448.4302	808.882.1467
steven.roth@rudolphtech.com	lguerrant@guerrantir.com